EXHIBIT 23.3

NETHERLAND,  SEWELL
&  ASSOCIATES,  INC.




            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
            ---------------------------------------------------------


     We hereby consent to the reference to our firm and to our report effective December 31, 2000, in the Annual Report on Form 10-K of Triton Energy Limited, incorporated by reference into the Registration Statement on Form S-8 of Triton Energy Limited to be filed with the Securities and Exchange Commission on or about May 25, 2001.




                                  NETHERLAND,  SEWELL  &  ASSOCIATES,  INC.


                                  By:/s/Clarence  M.  Netherland
                                     ---------------------------
                                     Clarence  M.  Netherland
                                     Chairman

Dallas,  Texas
May  17,  2001